UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On September 22, 2025, in connection with the previously announced business combination (the “Business Combination”) among Denali Capital Acquisition Corp., a Cayman Islands exempted company (“Denali”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali and Semnur Pharmaceuticals, Inc., a majority owned subsidiary of Scilex Holding Company (the “Company”), Annu Navani and Jaisim Shah resigned as directors of the Company, effective immediately (the “Effective Time”). Neither Ms. Navani nor Mr. Shah resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 22, 2025, in connection with Mr. Shah’s resignation, Inform LLC, a company affiliated with Mr. Shah, and the Company entered into a consulting agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Inform LLC will provide certain consulting services to the Company for a period of five years from the date of the Consulting Agreement in exchange for a monthly fee of $50,000.

Decrease in Size of Board; Appointment of Director

In connection with the above resignations, the Board of Directors of the Company (the “Board”) has decreased the size of the Board from six directors to five directors as of immediately following the Effective Time.

Additionally, as of immediately following the Effective Time, the Board has appointed Stephen Ma, the Chief Financial Officer, Senior Vice President and Secretary of the Company, to fill the vacancy on the Board resulting from the resignations and decrease in the size of the Board.

There are no family relationships between Mr. Ma and any director or executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Ma has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

The Company previously entered into an indemnification agreement with Mr. Ma in the same form as its standard form of indemnity agreement with its other directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1^	Consulting Agreement, dated September 22, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

^

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	Chief Executive Officer & President

Date: September 26, 2025

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